Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8320
www.sirreit.com

Select Income REIT Announces 2012 Second Quarter Results

Newton, MA (August 6, 2012): Select Income REIT (NYSE: SIR) today announced financial results for the quarter ended June 30, 2012. SIR was formed on December 19, 2011 as a wholly owned subsidiary of CommonWealth REIT (NYSE: CWH), and SIR sold approximately 29.5% of its common shares in an initial public offering, or IPO, on March 12, 2012.  Accordingly, SIR’s historical results of operations are not comparable to results which may be expected in future periods.

Results for the Quarter Ended June 30, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2012 were $19.0 million, compared to Normalized FFO for the quarter ended June 30, 2011 of $20.5 million.  Normalized FFO per share for the quarter ended June 30, 2012 were $0.61 per share.

Net income was $15.3 million for the quarter ended June 30, 2012, compared to $17.7 million for the same quarter last year.  Net income per share for the quarter ended June 30, 2012 was $0.49.

The weighted average number of common shares outstanding was 31,200,000 for the quarter ended June 30, 2012.  For the quarter ended June 30, 2011, SIR did not have any outstanding shares.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2012 and 2011 appears later in this press release.

Results for the Six Months Ended June 30, 2012:

Normalized FFO for the six months ended June 30, 2012 were $39.5 million, compared to Normalized FFO for the six months ended June 30, 2011 of $40.7 million.  Normalized FFO per share for the six months ended June 30, 2012 were $1.78 per share.

Net income was $33.0 million for the six months ended June 30, 2012, compared to $35.2 million for the six months ended June 30, 2011.  Net income per share for the six months ended June 30, 2012 was $1.49.

The weighted average number of common shares outstanding was 22,202,000 for the six months ended June 30, 2012.  For the six months ended June 30, 2011, SIR did not have any outstanding shares.

SIR issued 22,000,000 common shares to CWH on February 16, 2012 (including 1,000 shares issued to CWH in connection with SIR’s formation on December 19, 2011) and issued 9,200,000 common shares in connection with its IPO on March 12, 2012.  If the issuance of common shares to CWH and the IPO had occurred on January 1, 2012, then SIR’s weighted average number of common shares outstanding would have been 31,200,000 for the six months ended June 30, 2012.

A reconciliation of net income, determined according to GAAP, to FFO and Normalized FFO for the six months ended June 30, 2012 and 2011 appears later in this press release.

Occupancy and Leasing Results:

As of June 30, 2012, 95.6% of SIR’s total rentable square feet was leased, compared to 95.2% as of March 31, 2012 and 95.5% as of June 30, 2011.

During the three months ended June 30, 2012, SIR entered lease renewals for approximately 38,000 square feet and new leases for approximately 147,000 square feet, which had combined weighted average rental rates that were 52.0% higher than prior rents for the same space.  The weighted average lease term for new leases and lease renewals entered into during the second quarter of 2012 was 10.3 years.  Commitments for tenant improvement, leasing commission costs and concessions for leases entered during the quarter ended June 30, 2012 totaled $3.29 per square foot on average.  All new and renewal leasing activity during the quarter ended June 30, 2012 occurred at SIR’s properties located in Hawaii.

SIR executed rent resets at properties located in Hawaii for approximately 30,000 square feet of land during the quarter ended June 30, 2012, which had combined weighted average rental rates that were 34.2% higher than prior rents.

Investment Activities:

Since April 1, 2012, SIR has closed on the purchase of five properties with a combined 958,132 square feet for an aggregate purchase price of $151.0 million, excluding closing costs.  Details of these acquisitions are as follows:

•            In June 2012, SIR acquired a previously disclosed net leased, single tenant office building located in Provo, UT with 405,699 square feet.  The purchase price was $85.5 million, excluding closing costs.

•            In June 2012, SIR acquired a previously disclosed net leased, single tenant office building located in Englewood, CO with 140,162 square feet.  The purchase price was $18.9 million, excluding closing costs.

•            In July 2012, SIR acquired two net leased, single tenant office buildings located in Windsor, CT with a combined 268,328 square feet.  The aggregate purchase price was $27.2 million, excluding closing costs.

•            Also in July 2012, SIR acquired a net leased, single tenant office building located in Topeka, KS with 143,943 square feet.  The purchase price was $19.4 million, excluding closing costs.

Since April 1, 2012, SIR has entered into agreements to acquire an additional four properties with a combined 1,576,856 rentable square feet for an aggregate purchase price of approximately $109.7 million, including the assumption of $26.0 million of mortgage debts and excluding closing costs.  Details of these potential acquisitions are as follows:

•            In May 2012, SIR entered an agreement to acquire a net leased, single tenant office building located in Chelmsford, MA with 110,882 square feet.  The purchase price is $12.2 million, including the assumption of $7.5 million of mortgage debt and excluding closing costs.  This pending acquisition is subject to SIR’s satisfactory completion of diligence and other customary closing conditions; accordingly, SIR can provide no assurance that it will acquire this property.

•            Also in May 2012, SIR entered an agreement to acquire two net leased, single tenant office buildings located in Carlsbad, CA with a combined 95,000 square feet.  The aggregate purchase price is $24.7 million, including the assumption of $18.5 million of mortgage debt and excluding closing costs.  This pending acquisition is subject to SIR’s satisfactory completion of diligence and other customary closing conditions; accordingly, SIR can provide no assurance that it will acquire these properties.

•            In July 2012, SIR entered an agreement to acquire a net leased, single tenant industrial building located in Huntsville, AL with 1,370,974 square feet.  The purchase price is $72.8 million, excluding closing costs.  This pending acquisition is subject to SIR’s satisfactory completion of diligence and other customary closing conditions; accordingly, SIR can provide no assurance that it will acquire this property.

Financing Activities:

On July 12, 2012, SIR entered into a five year $350.0 million unsecured term loan with a group of institutional lenders.  The term loan matures on July 11, 2017, and is prepayable without penalty at any time.  In addition, the term loan includes a feature under which maximum borrowings may be increased up to $700.0 million in certain circumstances.  Interest is calculated at floating rates based upon LIBOR plus premiums that vary depending upon SIR’s debt leverage or credit ratings.  SIR used the net proceeds of the term loan to repay amounts outstanding under its revolving credit facility and deposited excess proceeds in interest bearing cash accounts to fund general business activities, including future acquisitions.

Simultaneous with closing the term loan, SIR amended its revolving credit facility.  As a result of this amendment, the equity of SIR’s subsidiaries that had been pledged as collateral was released.

Conference Call:

On August 6, 2012, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and John Popeo, Treasurer and Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended June 30, 2012.

The conference call telephone number is (877) 531-2987.  Participants calling from outside the United States and Canada should dial (612) 332-0107.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Monday, August 13, 2012.  To hear the replay, dial (800) 475-6701 or, if calling from outside the United States, dial (320) 365-3844.  The replay pass code is 252620.

A live audio webcast of the conference call will also be available in a listen only mode on SIR’s website, which is located at www.sirreit.com.  Participants wanting to access the webcast should visit SIR’s website about five minutes before the call.  The archived webcast will be available for replay on SIR’s website for about one week after the call.  The recording and retransmission in any way of SIR’s second quarter conference call is strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s Second Quarter 2012 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants.  As of June 30, 2012, SIR owned 253 properties with a total of approximately 22.0 million square feet located in 16 states, including 228 properties with approximately 17.8 million square feet which are primarily leasable industrial and commercial land located in Oahu, Hawaii.  SIR is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. SIR’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN SIR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SIR HAS ENTERED INTO AGREEMENTS TO ACQUIRE CERTAIN PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE SATISFIED.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY NOT OCCUR ON THE TERMS DESCRIBED, MAY BE DELAYED OR MAY NOT OCCUR.

•                  THIS PRESS RELEASE STATES THAT THE MARGIN USED TO DETERMINE INTEREST ON SIR’S TERM LOAN MAY BE BASED ON ITS CREDIT RATINGS.  SIR DOES NOT CURRENTLY HAVE ANY CREDIT RATINGS.  THERE CAN BE NO ASSURANCES THAT SIR WILL OBTAIN CREDIT RATINGS IN THE FUTURE OR WHAT THOSE RATINGS MAY BE.

•                  THIS PRESS RELEASE STATES THAT SIR MAY INCREASE THE MAXIMUM BORROWINGS UNDER ITS TERM LOAN.  ANY INCREASE IN MAXIMUM BORROWINGS IS SUBJECT TO SIR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PROSPECTUS DATED MARCH 6, 2012 FILED WITH THE SEC, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011

Revenues
Rental income	$23,754	$23,112	$47,828	$46,849
Tenant reimbursements and other income	4,166	4,117	7,679	8,160
Total revenues	27,920	27,229	55,507	55,009

Expenses
Real estate taxes	3,677	3,548	7,318	7,151
Other operating expenses	2,023	1,766	3,800	4,299
Depreciation and amortization	3,021	2,765	5,794	5,477
Acquisition related costs	675	—	675	—
General and administrative	1,634	1,427	3,038	2,882
Total expenses	11,030	9,506	20,625	19,809

Operating income	16,890	17,723	34,882	35,200

Interest expense (including amortization of deferred financing fees of $258, $0, $311 and $0, respectively)	(1,632)	—	(1,969)	—
Equity in earnings of an investee	74	—	74	—
Net income	15,332	17,723	32,987	35,200

Weighted average common shares outstanding	31,200	—	22,202	—

Net income per common share	$0.49	$—	$1.49	$—

Select Income REIT

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011

Net income	$15,332	$17,723	$32,987	$35,200
Plus: depreciation and amortization	3,021	2,765	5,794	5,477
FFO	18,353	20,488	38,781	40,677
Plus: acquisition costs	675	—	675	—
Normalized FFO	$19,028	$20,488	$39,456	$40,677

Weighted average common shares outstanding	31,200	—	22,202	—

Per common share
FFO	$0.59		$1.75
Normalized FFO	$0.61		$1.78

(1)

SIR calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization. SIR’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SIR excludes acquisition related costs. SIR considers FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, operating income and cash flow from operating, investing and financing activities. SIR believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods. FFO and Normalized FFO are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility and term loan agreement, the availability of debt and equity capital to SIR and SIR’s expectation of its future capital requirements and operating performance. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. SIR believes that FFO and Normalized FFO may facilitate an understanding of SIR’s consolidated historical operating results. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SIR does.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Real estate properties:
Land	$624,632	$614,702
Buildings and improvements	383,746	292,634
	1,008,378	907,336
Accumulated depreciation	(40,339)	(36,240)
	968,039	871,096

Acquired real estate leases, net	45,706	44,333
Cash and cash equivalents	9,993	—
Rents receivable, net	34,415	35,024
Deferred leasing costs, net	3,911	3,418
Deferred financing costs, net	3,820	—
Other assets, net	17,262	661
Total assets	$1,083,146	$954,532

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$321,000	$—
Accounts payable and accrued expenses	15,678	14,217
Assumed real estate lease obligations, net	20,159	21,005
Rents collected in advance	5,565	6,229
Security deposits	8,237	8,281
Due to related persons	44	—
Total liabilities	370,683	49,732

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized, 31,200,000 and 1,000 shares issued and outstanding, respectively	312	—
Additional paid in capital	693,788	—
Cumulative net income	18,364	—
Cumulative other comprehensive income (loss)	(1)	—
Ownership Interest	—	904,800
Total shareholders’ equity	712,463	904,800

Total liabilities and shareholders’ equity	$1,083,146	$954,532

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